AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2020

REGISTRATION NO. 333-236152

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 3)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRAIN SCIENTIFIC INC.

(Exact name of registrant as specified in its charter)

Nevada	3841	81-0876714
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

67-35 St., B520

Brooklyn, New York 11232

(917) 388-1578

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Boris Goldstein

67-35 St., B520

Brooklyn, New York 11232

(917) 388-1578

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur S. Marcus, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

(COVER CONTINUES ON FOLLOWING PAGE)

Explanatory Note

Brain Scientific Inc. (the “Registrant”) is filing this amendment #3  (the “Amendment”) to its Registration statement on Form S-1 Registration Statement No. 333-236152 (the “Registration Statement”) to re-file Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this Explanatory Note, , the signature page, the Exhibit Index and Exhibit 5.1. The remainder of the Registration Statement is unchanged and therefore has not been included in the Amendment.

Item 16.  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization by and among Brain Scientific Inc., ASGI Acquisition Company and Memory MD, Inc. dated as of September 21, 2018 (Incorporated by reference to Form 8-K filed on September 27, 2018)
3.1	Amended and Restated Certificate of Incorporation of Brain Scientific Inc. (Incorporated by reference to Form 8-K filed on September 24, 2018)
3.2	Amended and Restated By-Laws of Brain Scientific Inc. (Incorporated by reference to Form 8-K filed on September 27, 2018)
5.1	Opinion of Sichenzia Ross Ference LLP*
10.1	Patent Assignment and License Back Agreement, dated May 2018, by and among Boris Goldstein, Dmitriy Prilutskiy, Stanislav Zabodaev, Memory MD, Inc. and (c) Medical Computer Systems Ltd. (Incorporated by Form 8-K filed on September 27, 2018)
10.2	Agreement, dated as of September 21, 2018, between Brain Scientific Inc. and Amer Samad (Incorporated by reference to Form 8-K filed on September 27, 2018)
10.3	Sublease Agreement dated as of May 9, 2017 by and between Memory MD, Inc. and Nano Graphene Inc. (Incorporated by reference to Form 8-K filed on September 27, 2018)
10.4	2018 Equity Incentive Plan (Incorporated by reference to Form 8-K filed on September 27, 2018)
10.5	Form of Stock Option Award Agreement pursuant to 2018 Equity Incentive Plan (Incorporated by reference to Form 8-K filed on September 27, 2018)
10.6	Assignment and Assumption Agreement (Incorporated by reference to Form 8-K filed on September 27, 2018)
10.7	Jesse W. Crowne Employment Agreement (Incorporated by reference to Form 8-K filed on January 30, 2019)
10.8	Form of Subscription Agreement (Incorporated by reference to Form 8-K filed on February 11, 2019)
10.9	Form of Note (Incorporated by reference to Form 8-K filed on February 11, 2019)
10.10	Form of Placement Agent Warrant (incorporated by reference to Form 10-K filed April 1, 2019)
10.11	Form of Subscription Agreement (incorporated by reference to Form 8-K filed October 25, 2019)
10.12	Form of Note (incorporated by reference to Form 8-K filed October 25, 2019)
10.13	Allonge to Convertible Promissory Note dated February 28, 2020 ($130,000 (incorporated by reference to 8-K filed March 5, 2020)
10.14	Allonge to Convertible Promissory Note dated February 28, 2020 ($100,000 (incorporated by reference to 8-K filed March 5, 2020)
10.15	Employment Agreement between the Company and Boris Goldstein (incorporated by reference to 10-K filed March 31, 2020)
10.16	Employment Agreement between the Company and Vadim Sakharov (incorporated by reference to 10-K filed March 31, 2020)
21.1	Subsidiaries (Incorporated by Reference to the Registrant’s Current Report on Form 8-K filed on September 27, 2018)
23.1	Consent of Sadler, Gibb & Associates, LLC
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 16, 2020.

Brain Scientific Inc.

By:	/s/ Boris Goldstein
Name:	Boris Goldstein
Title:	Chairman of the Board and Executive Vice President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Boris Goldstein	July 16, 2020
Boris Goldstein
Chairman of the Board and Executive Vice President (Principal Executive Officer)

/s/ Mark Corrao	July 16, 2020
Mark Corrao
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Vadim Sakharov	July 16, 2020
Vadim Sakharov
Director, President and Chief Technology Officer

/s/ Nickolay Kukekov	July 16, 2020
Nickolay Kukekov
Director